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                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

              Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):
                          February 24, 1999


                       CFSB BANCORP, INC.
    (Exact name of registrant as specified in its charter)


          Delaware               0-18609         38-2920051
(State or other jurisdiction  (Commission     (I.R.S. Employer
of incorporation)             File Number)   Identification No.)


      112 East Allegan Street, Lansing, Michigan  48933
     (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:
                        (517) 371-2911

                         Not Applicable
 (Former name or former address, if changed since last report)
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Item 5.  Other Events
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On February 24, 1999, CFSB Bancorp, Inc., a Delaware corporation
("CFSB"), entered into an Agreement and Plan of Merger (the
"Merger Agreement") with Old Kent Financial Corporation, a
Michigan corporation, pursuant to which CFSB will merge with and into Old Kent (the "Merger"). As a result of the Merger, each outstanding share of CFSB's common stock, par value $0.01 per share ("CFSB Common Stock"), will be converted into the right to receive 0.6222 shares of common stock of Old Kent, par value $1 per share ("Old Kent Common Stock"). The Merger is conditioned upon, among other things, approval by holders of a majority of CFSB Common Stock and the receipt of certain regulatory and governmental approvals. It is intended that the Merger will be treated as a pooling-of-interests for accounting and financial reporting purposes. For more information, reference is made to the Merger Agreement attached as Exhibit 2.1 hereof.

Concurrently with their execution and delivery of the Merger Agreement, CFSB and Old Kent entered into a stock option agreement (the "Stock Option Agreement") pursuant to which CFSB granted Old Kent the right, upon the terms and subject to the conditions set forth in the Stock Option Agreement, to purchase up to 1,645,364 shares (or 19.99%) of CFSB Common Stock at a price of $21.00 per share, subject to certain adjustments. For more information, reference is made to the Stock Option Agreement attached as Exhibit 2.2.

For more information, a copy of a Press Release, dated February
24, 1999, issued by CFSB and Old Kent relating to the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statement, Pro Forma Financial Information
         and Exhibits
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     (c)  Exhibits:

     2.1  Agreement and Plan of Merger, dated as of February
          24, 1999, by and between CFSB Bancorp, Inc. and Old
          Kent Financial Corporation

     2.2  Stock Option Agreement, dated as of February 24,
          1999, by and between CFSB Bancorp, Inc. and Old Kent
          Financial Corporation

    99.1  CFSB Press Release dated February 24, 1999

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                     SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         CFSB Bancorp, Inc.
                         (Registrant)


Date: March 1, 1999      By:  /s/ Robert H. Becker
                              ---------------------------
                              Robert H. Becker
                              President and
                              Chief Executive Officer